The Board of Directors recommends that you reject the
unsolicited mini-tender offer to sell your shares of Cole
Office & Industrial REIT (CCIT II), Inc. to CMG Partners.
December 16, 2019
If you are considering selling your shares in Cole Office & Industrial REIT (CCIT II), Inc. (the “Company”) to CMG Partners, LLC and certain of its affiliates (“CMG”), please read all of the information below.
Dear Shareholder:
On December 16, 2019, CMG commenced an unsolicited mini-tender offer to purchase up to 150,000 Class A shares of the Company’s common stock at a price equal to $6.03 per share, in cash (the “Offer”). This is not an offer from the Company, and CMG is not affiliated in any way with the Company, its sponsor or CIM Group.
The Company’s Board of Directors (the “Board”) has carefully evaluated the terms of the Offer and has unanimously determined that the Offer is not in the best interests of the Company’s Class A shareholders. Although each shareholder has individual liquidity needs and must evaluate the Offer accordingly, the Board does not recommend or endorse the Offer and recommends that Class A shareholders REJECT this unsolicited Offer and NOT tender their shares.
To reject the Offer, simply ignore it. You do not need to respond.
The Board’s recommendation is based on several factors, including:
» CMG’s offer is 45% less than the most recent net asset value per share of $11.03. The Board believes the Offer price is significantly below the current and potential long-term value of the shares, and is an opportunistic attempt by CMG to purchase your shares at a deeply discounted price. On March 19, 2019, the Board approved an estimated per share net asset value (“NAV”) of the Company’s Class A shares of $11.03. CMG’s Offer price of $6.03 per share is $5.00 less than this estimated value. This translates to a 45% discount to the Company’s current NAV.
» CMG’s strategy is to buy your shares at a significant discount. CMG has acknowledged that the Offer is being made “for investment purposes and with the intention of making a profit,” and that CMG was motivated to establish an Offer price that was low enough to anticipate making a profit on its investment, yet which might be acceptable to Class A shareholders.
» CMG’s offer is not based on the value of the Company’s real estate. CMG states that in determining its offer price, it applied a 45% discount to the NAV to “meet its return targets” and acknowledged that no independent person has been retained to opine on the fairness of the Offer. In contrast, the Board, in determining the current estimated per share NAV of $11.03, engaged an independent valuation firm to appraise the Company’s real estate assets in accordance with the valuation guidelines previously established by the Board. The valuation firm determined an estimated valuation range of $10.75 and $11.60 per share as of year-end 2018.
» Shareholders will forfeit future distributions if they sell their shares to CMG. To date, the Company has paid 71 consecutive monthly distributions to its shareholders, with a current annualized distribution rate of $0.63 per Class A share, which equates to an annualized yield of 5.71% per share for Class A shares based on the most recent estimated per share NAV. While there are no guarantees of future distributions or liquidity events, if you sell, you will no longer receive monthly distributions or otherwise have any rights with respect to the shares that you sell, including any appreciation in the value of the common stock.
» CMG is not using an independent depositary. CMG Partners, LLC, one of the CMG entities engaged in the mini-tender offer, is also serving as depositary for the Offer. As a result, the funds to be paid in connection with the Offer are not being held by an independent third party that can independently verify that adequate funds are available for payment, and there is no independent third party that will hold the tendered shares in escrow until the Offer closes and the tendering shareholders have been paid. As a result, if you tender your shares, CMG may have access to your shares before all conditions to the Offer have been satisfied and you have been paid.
» There is no guarantee of when the Offer will conclude or tendering shareholders will be paid. There is no guarantee that the Offer can or will be completed as soon as CMG contemplates in its offer materials. The Offer does not initially

CIM GROUP 2398 EAST CAMELBACK ROAD, 4TH FLOOR, PHOENIX ARIZONA 85016 PH 866.341.2653 FX 602.801.2736 CIMGROUP.COM
SECURITIES DISTRIBUTED BY AFFILIATE BROKER - DEALER : CCO CAPITAL , LLC , MEMBER FINRA / SIPC

expire until January 15, 2020, and this date may be extended by CMG, subject to compliance with applicable securities laws, in their sole discretion.
» CMG can change the terms of their Offer. CMG expressly reserves the right to amend the terms of the Offer, including by decreasing their offer price or by changing the number of shares being sought or the type of consideration paid, at any time before the Offer expires.
We urge you to consult your financial advisor and exercise caution with respect to this and other mini-tender offers, which are offers to purchase less than 5% of a company’s shares, thereby avoiding the filing, disclosure and procedural safeguards adopted by the SEC for the protection of investors. The SEC has cautioned investors about these kinds of offers in an investor alert, as they are often made in an attempt to profit at investors’ expense. The SEC noted that these offers “have been increasingly used to catch investors off guard,” and cautioned that investors need to scrutinize these types of offers carefully. To read more about the risks of “mini-tender” offers, please review the alert at www.sec.gov/investor/pubs/minitend.htm.
The Company encourages you to follow the Board’s recommendation and NOT tender your shares to CMG.
Please consult with your financial or tax advisor when considering the Offer. If you do tender your shares to CMG, you may withdraw your tender before the expiration of the Offer by sending a written or facsimile notice to CMG. The Offer is currently scheduled to expire at 11:59 P.M. Pacific Time on January 15, 2020.
Please be assured that your personal information continues to be held in the same confidence we maintain in all interactions with our shareholders. CMG does not have access to ANY of your personal or account information and will not have that information unless you tender your shares.
We have filed a Current Report on Form 8-K with the SEC in response to the Offer, which is available free of charge on the SEC’s website at http://www.sec.gov. If you have any questions related to the Offer or need further information about your options, please contact your financial advisor or CIM’s Shareholder Relations team at 866.907.2653.
Avraham Shemesh
Chairman of the Board of Directors, Chief Executive Officer & President
Cole Office & Industrial REIT (CCIT II), Inc.
Certain statements contained herein, other than historical facts, may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the Company’s expectations regarding the performance of its business and the methodology and assumptions used in determining the most recent estimated per share NAV of the Company’s common stock, the Company’s ability to continue to pay monthly distributions at the same rate or at all, and potential liquidity events or future appreciation of the shares. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “projects,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018 and Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2019 filed with the SEC. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this letter and in the Company’s filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

CIM GROUP 2398 EAST CAMELBACK ROAD, 4TH FLOOR, PHOENIX ARIZONA 85016 PH 866.341.2653 FX 602.801.2736 CIMGROUP.COM
SECURITIES DISTRIBUTED BY AFFILIATE BROKER - DEALER : CCO CAPITAL , LLC , MEMBER FINRA / SIPC